UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Linkhome Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

LINKHOME HOLDINGS INC.

17901 Von Karman Ave, Ste 450

Irvine, CA 92614

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on July 15, 2026

The Notice of Annual Meeting, Proxy Statement

and Annual Report on Form 10-K are available at:

https://ts.vstocktransfer.com/irhlogin/LINKHOMEHOLDINGSINC

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON July 15, 2026

To the Stockholders of Linkhome Holdings Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (“Annual Meeting”) of Linkhome Holdings Inc. , a Nevada corporation (the “Company”), will be held on July 15, 2026 at 11:00 a.m. (Pacific Time) virtually via live audio webcast. You will be able to attend the Annual Meeting by registering in advance at https: // meeting.vstocktransfer.com/LINKHOMEJULY26. The Annual Meeting is being held for the following purposes:

1. To elect six (6) members of the Company’s board of directors (the “Board”), each to serve until the next annual meeting of the Company’s stockholders or until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”);

2. To ratify the appointment of Simon & Edward, LLP, to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2025 (“Proposal No. 2”);

3. To consider and vote on a proposal to adopt the Company’s 2026 Equity Incentive Plan (“Proposal No. 3”);

4. To authorize the Company’s board of directors (the “Board”) to amend the Company’s amended and restated articles of incorporation to effect one or more reverse stock splits (the “Reverse Stock Splits”) of all outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by a ratio in the range of one-for-five (1-for-5) to one-for-twenty (1-for-20), to be determined in the Board’s sole discretion, at any time after approval of such amendment and no later than the one year anniversary of such approval (the “Proposal No. 4”); and

5. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the close of business on June 12, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Our Board of Directors recommends that you vote “FOR” each of the proposals.

All stockholders who are record or beneficial owners of shares of Common Stock are cordially invited to attend the Annual Meeting virtually. Your vote is important regardless of the number of shares of Common Stock you own. Only record or beneficial owners of the Common Stock as of the Record Date may attend the Annual Meeting virtually.

Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of shares of Common Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of shares of Common Stock on the Record Date will be disregarded.

Irvine, California	By Order of the Board of Directors,

June 22, 2026	/s/ Zhen “Bill” Qin
Zhen “Bill” Qin
Chairman of the Board and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

i

AUTHORIZATION OF THE BOARD TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OUTSTANDING SHARES OF COMMON STOCK (Proposal No. 4)	27
Overview	27
Board Requirement to Implement the Common Stock Reverse Stock Splits	28
Purpose of the Reverse Stock Splits	28
Risks of the Common Stock Reverse Stock Splits	29
Principal Effects of the Common Stock Reverse Stock Splits	30
Fractional Shares	32
No Dissenters’ Rights	32
Certain United States Federal Income Tax Consequences	32
Accounting Consequences	33
Exchange of Stock Certificates	33
Book Entry	34
Interests of Directors and Executive Officers	34
Votes Required and Recommendation	34
FUTURE STOCKHOLDER PROPOSALS	35
EXPENSES AND SOLICITATION	35
OTHER BUSINESS	35
INCORPORATION OF DOCUMENTS BY REFERENCE	36
APPENDIX A – FORM OF THE 2026 PLAN	A-1
APPENDIX B - FORM OF THE CERTIFICATE OF CHANGE	B-1

ii

LINKHOME HOLDINGS INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this proxy statement (“Proxy Statement”), Linkhome Holdings Inc., a Nevada corporation, is referred to as “Linkhome,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. (Pacific Time) on July 15, 2026 virtually via live audio webcast, and at any adjournment thereof. You will be able to attend the Annual Meeting by registering in advance at https://meeting.vstocktransfer.com/LINKHOMEJULY26. Your vote is very important. For this reason, our Board is requesting that you permit your shares of common stock, par value $0.001 per share (the “Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Copies of our Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K/A for the year ended December 31, 2025 (the “2025 Annual Report”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2026, as amended on May 19, 2026, will be available at https://ts.vstocktransfer.com/irhlogin/LINKHOMEHOLDINGSINC.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about June 23, 2026.

Only stockholders of record of our shares of Common Stock as of the close of business on June 12, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 16,230,000 shares of Common Stock were issued and outstanding. Holders of shares of Common Stock are entitled to one (1) vote per share for each share of Common Stock. Stockholders may vote in person or by proxy; however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote electronically. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting electronically.

Zhen “Bill” Qin is named as attorney-in-fact in the proxy. Mr. Qin is our Chief Executive Officer and will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of Annual Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect six (6) members of our Board, each to serve until the Company’s 2026 Annual Meeting of Stockholders or until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to ratify the appointment of Simon & Edward, LLP, to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2025 (“Proposal No. 2”); (iii) a proposal to adopt the Company’s 2026 Equity Incentive Plan (the “2026 Plan”) (“Proposal No. 3”); and (iv) a proposal to authorize the Board to amend the Company’s amended and restated articles of incorporation (the “Charter”), to effect one or more reverse stock splits of all of the outstanding shares of Common Stock by a ratio in the range of one-for-five (1-for-5) to one-for-twenty (1-for-20), to be determined in the Board’s sole discretion, at any time after approval of such amendment and no later than the one year anniversary of such approval (“Proposal No. 4”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Mr. Qin will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The holders of at least a majority of the shares outstanding and entitled to vote present in person or by proxy (regardless of whether the proxy has authority to vote on any matter) shall constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1). The Charter does not authorize cumulative voting. Nevada law and our Bylaws (the “Bylaws”) provide that directors are to be elected by a plurality of the votes cast by holders of shares of stock entitled to vote. This means that the six (6) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Independent Registered Public Accountants (Proposal No. 2). Our Bylaws provide that, on all matters (other than the election of directors), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter will be required to ratify the Board’s selection of Simon & Edward, LLP as our independent registered public accountants for the fiscal year ended December 31, 2025. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 2.

Vote Required for the Adoption of the 2026 Plan (Proposal No. 3). Our Bylaws provide that, on all matters (other than the election of directors), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter will be required to adopt the 2026 Plan. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 3.

Vote Required for Authorization of the Board to Amend the Charter to Effect One or More Reverse Stock Splits of All Outstanding Shares of Common Stock by a Ratio in the Range of One-for-Five (1-for-5) to One-for-Twenty (1-for-20) (Proposal No. 4). Nevada law and our Bylaws provide that a proposal to amend the Charter to effect one or more reverse stock splits of all outstanding shares of Common Stock shall be determined by the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter will be required to approve this Proposal No. 4. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 4.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a plurality of the votes cast” and such shares that constitute broker non-votes are not considered entitled to vote; however, broker non-votes are counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a majority of shares outstanding and entitled to vote on the matter,” and such shares that constitute broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum.

The votes on Proposals No. 1 and No. 3 are considered “non-routine” and the vote on Proposals No. 2 and No. 4 are considered “routine.”

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions only have an effect on the outcome of any matter being voted on that requires a certain level of approval based on our total voting stock outstanding. Thus, abstentions will have no effect on any of the proposals.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any proposal to be considered and voted on at the Annual Meeting.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Annual Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Annual Meeting materials to a stockholder at a shared address to which a single copy of the Annual Meeting materials was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Annual Meeting materials to the Company at 17901 Von Karman Ave, Ste 450, Irvine, CA 92614, telephone: (800) 680-9158, email:ir@linkhome.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 22, 2026, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding voting securities;

●	each of our named executive officers;

●	each of our directors; and

●	all of our named executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of June 22, 2026. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each holder or group of holders named above, any shares of Common Stock that such holder or holders has the right to acquire within sixty (60) days of June 22, 2026 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other holder. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table below is c/o Linkhome Holdings Inc., 17901 Von Karman Ave, Ste 450, Irvine, CA 92614.

Name and Address of Beneficial Owner†	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Named Executive Officers:
Zhen “Bill” Qin	5,070,000	31.24%
Na Li(1)	0	0%
Yuan Gao	0	0%
Xiaoyu Li	0	0%
Minghui Sun	0	0%
Xin Liu	0	0%
Leung Tsz Kan	0	0%
All executive officers and directors as a group (7 persons)	5,070,000	31.24%
Other 5% Stockholders:
Haiyan Ma(2)	1,800,000	11.09%
Rapid Deals Inc.(3)	1,200,000	7.39%

†	Unless otherwise indicated the business address for each of the individuals is 17901 Von Karman Ave, Ste 450, Irvine, CA 92614.

*	Represents beneficial ownership of less than one percent.

(1)	Ms. Li may also be deemed to indirectly beneficially own 5,070,000 shares of Common Stock held by her spouse. Ms. Li disclaims beneficial ownership of the shares held by her spouse except to the extent of her pecuniary interest therein.

(2)	The address of Haiyan Ma is 221 Culture, Irvine, CA 92618.

(3)	The address of Rapid Deals Inc. is 1040 Walnut Ave., Pomona, CA 91766.

ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of our Board, each to serve until the Company’s 2026 Annual Meeting of Stockholders, until each of their respective successors are elected and qualified or until each of their earlier resignation or removal. Pursuant to Nevada law and our Bylaws, directors are to be elected by a plurality of the votes of the shares cast by holders present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the six (6) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Zhen “Bill” Qin	37	October 2023
Na Li	41	October 2023
Xiaoyu Li	47	December 2024
Minghui Sun	32	July 2025
Xin Liu	43	July 2025
Leung Tsz Kan	36	June 2025

Zhen “Bill” Qin, Chairman of the Board of Directors, Chief Executive Officer and Director

Zhen “Bill” Qin has served as our Chief Executive Officer and Chairman of our Board since October 2023. He has also served as Chief Executive Officer of our wholly owned subsidiary, Linkhome Realty Group since July 2021. Before joining Linkhome Realty Group, Mr. Qin was an independent realtor for Harvest Realty Development Inc. from March 2020 to July 2021. He also served as Chief Executive Officer of USA Bestway Group Inc. from April 2016 to March 2020. Mr. Qin also serves as an officer of several entities, including Linkhome Inc., Linkhome Mortgage Inc. These entities are currently dormant or inactive and have no ongoing business operations or revenue. Mr. Qin holds a master’s degree from the University of California, Irvine. We believe that Mr. Qin’s deep understanding of our company and his real estate industry experience qualifies him to serve on our Board.

Na Li, Chief Financial Officer and Director

Na Li has served as our Chief Financial Officer and as a member of our Board since October 2023. She has also served as Chief Financial Officer of our wholly owned subsidiary, Linkhome Realty Group since July 2021. Before joining Linkhome Realty Group, Ms. Li was an independent realtor for Harvest Realty Development Inc. from March 2020 to July 2021. She also served as Chief Financial Officer of USA Bestway Group Inc. from April 2016 to March 2020. We believe that Ms. Li’s deep understanding of our company and her real estate industry experience qualifies her to serve on our Board.

Xiaoyu Li, Director

Xiaoyu Li has served as a member of our Board since December 2024. Mr. Li has been the Chief Executive Officer of Borderx Media LLC since November 2023. From July 2011 to November 2023, he served as President of Whitley International Co. Ltd. Mr. Li earned a bachelor’s degree from Dongbei University of Finance and Economics and a master’s degree from Clemson University. Mr. Li was selected to serve as a director due to his experience in ecommerce and social media marketing.

Minghui Sun, Director

Minghui Sun has served as a member of our Board since July, 2025. Ms. Sun has been the Chief Executive Officer of Qin Express since 2021. Before then, Ms. Sun served as Vice President of Meibao International Group. Ms. Sun earned her bachelor’s degree from Zhengzhou Huaxin University. Ms. Sun was selected to serve as a director due to her experience with marketing, branding and consumer insights.

Xin Liu, Director

Xin Liu has served as a member of our Board since July, 2025. Mr. Liu has been the Chief Financial Officer of Tellus Power North America since January 2024. From December 2019 to December of 2023, he served as an accounting consultant at KBC. Prior to KBC, Mr. Liu was a Specialist in the U.S. Army. Mr. Liu earned a bachelor’s degree from San Francisco State University. Mr. Liu was selected to serve as a director due to his experience in executive leadership, business operations and corporate governance.

Leung Tsz Kan, Director

Leung Tsz Kan has served as a member of our Board since June 2025. Mr. Kan has been the Chief Executive Officer of J & C Tech Consultant Company Limited since June 2025. From 2019 to June 2025, Mr. Kan served as Head of Corporate and Commercial Banking at OCBC Wing Hang Bank. From 2017 to 2019, Mr. Kan served as Vice President of Bank of Singapore. Mr. Kan earned a Bachelor of Business Administration in Finance from Canterbury University and a Bachelor’s degree in Accounting from The University of Hong Kong. Mr. Kan was selected to serve as a director due to his extensive experience in executive leadership, corporate banking and finance.

Required Vote

The Charter does not authorize cumulative voting. Nevada law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares cast on the election of directors. This means that the six (6) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the six (6) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF THE SIX DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until our next Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Codes of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of conduct is posted on the investor relations section of our website at https://ir.linkhome.com. The reference to our website address in our SEC filings does not include or incorporate by reference the information on our website into this Proxy Statement. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings to the extent required by the applicable rules and exchange requirements.

Board of Directors Composition

Our Board currently consists of six members. Our Board has determined four of our directors are independent directors in accordance with the listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Director Independence

Under the Nasdaq rules, independent directors must compose a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. We satisfy the audit committee independence requirements of Rule 10A-3.

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that all of our non-employee directors, Mr. Xiaoyu Li, Ms. Minghui Sun, Mr. Xin Liu and Mr. Leung Tsz Kan are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them.

Board Meetings and Attendance

During fiscal year ended December 31, 2025, the Board held one (1) meeting. No incumbent director attended fewer than 100% of the aggregate of all meetings of the Board and committees on which he or she served during fiscal year 2025. The Board and each committee also acted by unanimous written consent during fiscal year 2025.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Zhen “Bill” Qin, Chief Executive Officer, Linkhome Holdings Inc., 17901 Von Karman Ave, Ste 450, Irvine, CA 92614. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our Board has an audit committee (“Audit Committee”), a compensation committee (“Compensation Committee”) and a corporate governance and nomination committee (“Corporate Governance and Nomination Committee”). Each committee has a charter, which is available on our website at https://ir.linkhome.com. Information contained on our website is not incorporated herein by reference. Each of the Board committees has the composition and responsibilities described below. As of June 22, 2026, the members of such committees are:

Audit Committee – Xin Liu*(1), Xiaoyu Li, and Minghui Sun

Compensation Committee – Minghui Sun*, Xin Liu

Nominating and Corporate Governance Committee – Xin Liu*, Minghui Sun

*	Indicates Committee Chair

(1)	Indicates Audit Committee Financial Expert

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are Xin Liu, Xiaoyu Li and Minghui Sun. Ms. Sun, Mr. Li and Mr. Liu are each “independent” within the meaning of Rule 10A-3 under the Exchange Act and Nasdaq Rules. Our Board has determined that Mr. Liu shall serve as the “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, Mr. Liu serves as Chairperson of our Audit Committee.

The Audit Committee oversees our corporate accounting and financial reporting process and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of the Audit Committee include, among other matters:

●	Overseeing the work of our accounting function and internal controls over financial reporting;

●	Overseeing internal audit processes;

●	Inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks;

●	Reviewing proposed waivers of the code of conduct for directors and executive officers; and

●	Reviewing compliance with significant applicable legal, ethical, and regulatory requirements.

In 2025, the Audit Committee held one (1) meeting, at which all of the members of the then current Audit Committee were present.

The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Compensation Committee

The members of our Compensation Committee are Minghui Sun and Xin Liu. Ms. Sun and Mr. Liu are each “independent” within the meaning of the Nasdaq Rules. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Ms. Sun serves as Chairperson of our Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include:

●	Reviewing and approving, or recommending that our Board approve, the compensation of and compensatory agreements with our executive officers;

●	Reviewing and recommending to our Board the compensation of our directors;

●	Administering our stock and equity incentive plans;

●	Reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and

●	Reviewing our overall compensation philosophy.

In 2025, the Compensation Committee held one (1) meeting, at which all of the members of the then current Compensation Committee were present.

The Compensation Committee operates under a written charter adopted by our Board that satisfies the applicable standards of Nasdaq.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Minghui Sun and Xin Liu. Ms. Sun and Mr. Liu are each “independent” within the meaning of the Nasdaq Rules. In addition, each member of our Nominating and Corporate Governance Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. One of the main purposes of the Nominating and Corporate Governance Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. Mr. Xin Liu serves as Chairperson of our Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for, among other objectives:

●	Identifying and recommending candidates for membership on our Board;

●	Reviewing and recommending changes to our corporate governance guidelines and policies;

●	Overseeing the process of evaluating the performance of our Board; and

●	Assisting our Board on corporate governance matters.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders. For vacancies which are anticipated on the Board, the Nominating and Corporate Governance Committee intends to seek out and evaluates potential candidates from a variety of sources that may include recommendations by security holders, members of management and the Board, consultants and others. The minimum qualifications for potential candidates for the Board include demonstrated business experience, decision-making abilities, personal integrity and a good reputation. While diversity is not a leading factor in the Nominating and Corporate Governance Committee’s evaluation of potential candidates and there is no formal policy for considering diversity when nominating a potential director, it is a consideration that is evaluated along with other qualifications of potential candidates. In light of the foregoing, it is believed that a formal, written policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Nominating and Corporate Governance Committee to perform its duties. The Nominating and Corporate Governance Committee identifies and recommends to the Board individuals qualified to serve as directors of the Company, advises the Board with respect to its committees’ composition, oversees the evaluation of the Board, and oversees other matters of corporate governance.

In 2025, the Nominating and Corporate Governance Committee held one (1) meeting, at which all of the members of the then current Nominating and Corporate Governance Committee were present.

Family Relationships

Na Li, our Chief Financial Officer and Director, is the spouse of Zhen “Bill” Qin, our Chairman of the Board, Chief Executive Officer and Director.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or his association with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as may be set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Zhen Qin serves as both Chief Executive Officer of the Company and Chairman of the Board. The Company does not have a lead independent director. The Board believes that the current leadership of the Board, when combined with the other elements of its corporate governance structure, strikes an appropriate balance between strong leadership and independent oversight of the Company’s business and affairs. The Board considered the marital relationship between Mr. Qin and Ms. Li when evaluating governance matters, including the composition of the Board and its committees and the Company’s related party transactions.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. With respect to cybersecurity risks, the Board periodically receives updates from management regarding the Company’s defense and detection capabilities, incidence response plans and employee training activities. The Compensation Committee oversees certain risks related to compensation programs, and the Nominating and Corporate Governance Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Hedging Policy

The Company’s insider trading policy prohibits all officers, directors and employees of the Company, and any person who possesses material non-public information of the Company, from participating in hedging or monetization transactions, such as prepaid variable forwards, equity swaps, collars, and exchange funds, involving Company securities.

DIRECTOR COMPENSATION

As of December 31, 2025, the Company’s non-employee director, Xin Liu, received compensation of $3,000 per quarter for his service on the Board. The Company’s other non-employee directors, Mr. Xiaoyu Li, Ms. Minghui Sun and Mr. Leung Tsz Kan did not receive any compensation for their service as directors during the fiscal years ended December 31, 2025 and 2024, and none held any outstanding equity awards.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position
Zhen “Bill” Qin	37	Chairman of the Board of Directors, Chief Executive Officer and Director
Na Li	41	Chief Financial Officer and Director
Yuan Gao	25	Chief Technology Officer

Biographical information about Mr. Qin and Ms. Li appears above on page 13.

Yuan Gao, Chief Technology Officer

Yuan Gao has served as our Chief Technology Officer since October 2023 and has also served as Chief Technology Officer of our wholly owned subsidiary, Linkhome Realty Group since June 2023. In 2021, he assisted Sensen Group in expanding their local business operations. Mr. Gao holds a master’s degree from the University of California, Irvine. He has participated in the development of several programming projects on the Discord platform as a third-party developer and established his own artificial intelligence models on the OpenAI platform. He is among the few technical experts proficient in configuring large AI models such as Gemma, Llama-2, and Grok, and has been involved in the extensive training of various artificial intelligence models.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table for Fiscal Years 2025 and 2024

The following table presents information regarding the total compensation awarded to, earned by and paid to the Company’s NEOs, Mr. Qin and Ms. Li, for services rendered to the Company Group in all capacities in its fiscal year ended December 31, 2025 and 2024.

Name and Principal Position	Year(1)	Salary ($)	Commission ($)	Total ($)
Zhen “Bill” Qin	2025	$36,000	$0	$36,000
Chief Executive Officer	2024	$36,000	$0	$36,000
Na Li	2025	$33,600	$45,000	$78,000
Chief Financial Officer	2024	$33,600	$0	$33,600

(1)	The amounts reported as salary represent base salary payments and sales commissions for service.

Employment Agreements

Zhen “Bill” Qin

On July 20, 2021, the Company entered into an employment agreement with Zhen “Bill” Qin (the “Qin Agreement”) pursuant to which he was appointed as our Chief Executive Officer effective July 20, 2021, in consideration for an annual salary of $3,000 payable monthly on the fifteenth day of each month. The Qin Agreement provides employee benefits, including health and disability insurance, in accordance with the Company’s policies, and remains in effect until his employment with the Company is terminated. The Qin Agreement has an unspecified term on an “at will” basis, and can be terminated by the Company upon no written notice and by Mr. Qin upon two weeks written notice.

Na Li

On July 20, 2021, the Company entered into an employment agreement with Na Li (the “Li Agreement”) pursuant to which she was appointed as our Chief Financial Officer effective July 20, 2021, in consideration for an annual salary of $2,800 payable monthly on the fifteenth day of each month. The Li Agreement provides employee benefits, including health and disability insurance, in accordance with the Company’s policies, and remains in effect until her employment with the Company is terminated. The Li Agreement has an unspecified term on an “at will” basis, and can be terminated by the Company upon no written notice and by Ms. Li upon two weeks written notice.

Yuan Gao

On June 1, 2023, the Company entered into an employment agreement with Yuan Gao (the “Gao Agreement”) pursuant to which he was appointed as our Chief Technology Officer effective June 1, 2023, in consideration for an annual salary of $2,800 payable monthly on the fifteenth day of each month. The Gao Agreement provides employee benefits, including health and disability insurance, in accordance with the Company’s policies, and remains in effect until his employment with the Company is terminated. The Gao Agreement has an unspecified term on an “at will” basis, and is terminatable upon no written notice.

Employee Benefits

The Company does not currently maintain any employee benefits for its employees.

Outstanding Equity Awards at 2025 Fiscal Year End

Mr. Qin and Ms. Na Li did not have any outstanding incentive equity awards as of December 31, 2025.

Potential Payments Upon Termination or Change in Control

Mr. Qin is eligible for two weeks of salary continuation following a termination by the Company of his employment and the Qin Employment Agreement. Mr. Qin is not eligible for any other potential payments upon any form of termination or resignation of employment or a change in control of the Company if such event took place on December 31, 2025 or at any other point during fiscal year ended December 31, 2025.

Ms. Li is eligible for two weeks of salary continuation following a termination by the Company of her employment and the Li Employment Agreement. Ms. Li is not eligible for any other potential payments upon any form of termination or resignation of employment or a change in control of the Company if such event took place on December 31, 2025 or at any other point during fiscal year ended December 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below, except compensation arrangements, since January 1, 2024, there have been no transactions, whether directly or indirectly, between us and any of the Company’s officers, directors, beneficial owners of more than 5% of any class of our capital stock, or their family members, that exceeded the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two fiscal years.

The following individuals are considered related parties due to their roles and shareholding in the Company:

●	Haiyan Ma: The Company’s shareholder.

●	Zhen Qin: Chairman of the Board, Chief Executive Officer, and major shareholder. Zhen Qin is also a licensed real estate broker affiliated with the Company.

●	Na Li: Chief Financial Officer (“CFO”) and Director. Na Li is the spouse of Zhen Qin.

Property Purchases and Sales Through Cash Offer

For the year ended December 31, 2024, the Company purchased three properties in cash for $2,884,882 from unrelated parties and subsequently sold them to Haiyan Ma for $2,940,544.

For the year ended December 31, 2024, the Company purchased a property in cash for $1,425,930 from Haiyan Ma, which included $1,420,000 paid to Haiyan Ma as the total consideration and $5,930 in title charges, escrow charges, and other related costs. The Company subsequently sold the property to Na Li for $1,670,000.

Real Estate Agency Service

For the year ended December 31, 2025, the Company provided real estate agency services to Na Li, assisting with the sale of one property. The Company earned $126,000 in real estate agency commission from Na Li but paid a referral fee of $28,440 to Haiyan Ma for introducing the buyer, resulting in net revenue of $97,560 recognized by the Company.

For the year ended December 31, 2024, the Company provided real estate agency services to Haiyan Ma, assisting with the sale of two properties and the purchase of one property, for which the Company earned a total of $62,650 in real estate agency commission.

For the year ended December 31, 2024, the Company provided real estate agency services to Zhen Qin and Na Li, assisting with the purchase of a property, for which the Company earned $50,000 in real estate agency commission.

For the year ended December 31, 2024, the Company provided real estate agency services to two minority shareholders, assisting one shareholder with selling a property and the other shareholder with purchasing a property, for which the Company earned real estate agency commission of $15,550 in total.

Property Management Service

For the year ended December 31, 2024, the Company provided tenant placement services to a minority shareholder, assisting with securing a rental property, for which the Company earned $1,800 in property management service revenue.

Home Renovation Service

For the year ended December 31, 2024, the Company provided home renovation services to Haiyan Ma on three home renovation projects, for which the Company earned $53,012 in home renovation service revenue and incurred $43,332 in renovation costs.

For the year ended December 31, 2024, the Company provided home renovation services to Na Li on four home renovation projects, for which the Company earned $64,500 in home renovation service revenue and incurred $56,769 in renovation costs.

Commission Expense

For the year ended December 31, 2025, the Company incurred commission expenses of $45,000 paid to Na Li in connection with real estate transactions. This amount was recorded in cost of revenues.

Due to Related Party

On May 1, 2024, Zhen Qin lent $530,000 to the Company to support its operational needs. As of December 31, 2025, the Company had fully repaid the outstanding balance to Zhen Qin, resulting in no amount due to the related party. As of December 31, 2024, the Company had repaid $475,000 to Zhen Qin, leaving an outstanding balance of $55,000.

All related party transactions described above were reviewed and approved by the Audit Committee or the independent directors of the Company.

INSIDER TRADING ARRANGEMENTS AND POLICIES

We have a written insider trading policy that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We intend to disclose future amendments to such policy, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions or our directors on our website identified above or in a current report on Form 8-K that we would file with the SEC.

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material non-public information subject to compliance with the terms of our insider trading policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of the Common Stock to file with the SEC the initial reports of their ownership and reports of changes in such ownership of Common Stock. Such executive officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file such reports by such dates during fiscal year ended December 31, 2025. Based solely on our review of copies of Forms 3, 4 and 5 furnished to us, and written representations from our directors, executive officers and greater than 10% beneficial owners, we believe that during the fiscal year ended December 31, 2025, all filing requirements applicable under Section 16(a) of the Securities Exchange Act of 1934 were complied with on a timely basis.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act except to the extent the Company specifically incorporates this Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Simon & Edward, LLP, the Company’s independent registered public accounting firm for fiscal year ended December 31, 2025, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the Securities and Exchange Commission.

This Audit Report has been furnished by the Audit Committee of the Board of Directors.

Xin Liu, Chairman

Xiaoyu Li

Minghui Sun

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

Simon & Edward, LLP has served as our independent registered public accounting firm since 2023 and has been appointed by the Audit Committee of the Board to continue as our independent registered public accounting firm for the fiscal year ended December 31, 2025.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of an independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares cast at the Annual Meeting, in person or by proxy, and voting on the matter, the Board may reconsider its selection of an independent registered public accounting firm. Even if the appointment is ratified, the ratification is not binding and the Audit Committee of the Board may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Simon & Edward, LLP has no interest, financial or otherwise, in our Company. We do not currently expect a representative of Simon & Edward, LLP to physically attend the Annual Meeting, however, it is anticipated that a Simon & Edward, LLP representative will be available to participate in the Annual Meeting via telephone in the event such representative wishes to make a statement, or in order to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee retained Simon & Edward, LLP to audit the Company’s consolidated financial statements and the effectiveness of its internal controls as of and for the years ended December 31, 2025 and 2024. For additional information concerning the Audit Committee and its activities with Simon & Edward, LLP, see “Audit Committee Report” contained in this Proxy Statement and “Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant” below.

Audit Fees. During the year ended December 31, 2025, fees for professional services rendered by our independent registered public accounting firm in connection with the audit of our annual financial statements and the reviews of our quarterly financial statements were approximately $68,000.

Audit-Related Fees. During the period from January 1, 2025 through December 31, 2025, $0 fees for assurance and related services fees to the performance of the audit or review of financial statements amounts to $0 .

Tax Fees. During the period from January 1, 2025 through December 31, 2025, Simon & Edward, LLP did not render services to us for tax compliance, tax advice or tax planning.

All Other Fees. During the period from January 1, 2025 through December 31, 2025, there were $205.50 provided, other than those set forth above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant

Our Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of such firm with respect to such services. The Chairperson of the Audit Committee has been delegated the authority by such committee to pre-approve interim services by the independent registered public accounting firm other than the annual audit. The Chairperson of our Audit Committee must report all such pre-approvals to the entire Audit Committee at the next Audit Committee meeting.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter will be required to ratify the Board’s selection of Simon & Edward, LLP as our independent registered public accountants for the fiscal year ended December 31, 2025. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 2.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of Simon & Edward, LLP as our independent registered public accountants for the fiscal year ending December 31, 2025.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION

 OF THE SELECTION OF SIMON & EDWARD, LLP AS THE COMPANY’S INDEPENDENT REGISTERED

 PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

ADOPTION OF THE 2026 PLAN

(Proposal No. 3)

Overview

The Company is seeking stockholder approval of the Company’s 2026 Equity Incentive Plan (the “2026 Plan”). The 2026 Plan was adopted by the Board on June 11, 2026, subject to stockholder approval at the Annual Meeting.

The purpose of the 2026 Plan is to promote the interests of the Company by providing eligible persons in our employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to continue in such employ or service. The Company believes that the 2026 Plan will allow it to continue to attract and retain able directors, employees and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for successful administration and management of the Company, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for the Company’s welfare, and promote the success of the Company’s business.

The Board believes that the failure to ratify and approve the 2026 Plan will limit the Company’s ability to offer benefits to its employees, directors and consultants, which would adversely affect the Company’s future hiring and operating plans.

Description of the 2026 Plan

The following paragraphs provide a summary of the principal features of the 2026 Plan and its operation, subject to stockholder approval. The following summary is qualified in its entirety by reference to the form of 2026 Plan as set forth in Appendix A to this Proxy Statement. Capitalized terms used herein are defined in the 2026 Plan unless otherwise indicated.

Purposes

The purposes of the 2026 Plan are to provide a means to attract and retain highly qualified personnel for positions of responsibility with the Company or any parent or subsidiary of the Company; to provide additional incentive to eligible employees, directors, and consultants; and to promote the success of our business. Under the 2026 Plan, these incentives may be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”) or performance awards.

Administration

The Board or one or more committees appointed by the Board will have authority to administer the 2026 Plan (the “administrator”). While the Board retains authority to administer and make awards under the 2026 Plan, it has also designated the Compensation Committee as the initial administrator.

In addition, to the extent it is desirable to qualify transactions under the 2026 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2026 Plan, the administrator has the power to administer the 2026 Plan and make all determinations deemed necessary or advisable for administering the 2026 Plan, including but not limited to, the power to determine the fair market value of a share of Common Stock, select the service providers to whom awards may be granted, determine the number of shares of Common Stock or dollar amounts covered by each award, approve forms of award agreements for use under the 2026 Plan, determine the terms and conditions of awards, construe and interpret the terms of the 2026 Plan and awards, prescribe, amend and rescind rules and regulations relating to the 2026 Plan, including creating sub-plans, modify or amend each award, and allow a participant to defer the receipt of payment of cash or the delivery of shares of Common Stock that otherwise would be due to such participant under an award. The administrator may permit participants to satisfy tax liabilities or withholding obligations by such methods that the administrator determines, which may include cash, having the Company withhold otherwise deliverable cash or shares of Common Stock, delivering to the Company already-owned shares of Common Stock, selling shares of Common Stock otherwise deliverable to the participant, and/or such other consideration and method the administrator determines to the extent permitted by applicable laws. The amount of the withholding obligations may not exceed applicable maximum federal, state or local rates or such greater amount the administrator determines (provided that such amount will not have adverse accounting consequences, as the administrator determines in its sole discretion).

The administrator will be permitted to implement and determine the terms and conditions of an exchange program whereby participants have the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator, outstanding awards are surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type and/or cash, or the exercise price of an outstanding award is reduced.

The administrator’s decisions, determinations and interpretations will be final and binding on all participants and will be given the maximum deference permitted by applicable law.

Eligibility and Types of Awards

The 2026 Plan permits grants of incentive stock options, within the meaning of Section 422 of the Code, to our employees (including our executive officers) and any of our parents and subsidiaries’ employees. The 2026 Plan also permits grants of nonstatutory stock options, restricted stock, RSUs, stock appreciation rights and performance awards to our employees (including our executive officers) and consultants of the Company and any of its parents or subsidiaries and members of our Board (each such equity award, an “award”).

Authorized Shares; Adjustments

The initial maximum aggregate number of shares of Common Stock that may be subject to awards and sold under the 2026 Plan will be equal to 2,434,500 shares of Common Stock. The number of shares of Common Stock available for issuance under the 2026 Plan will be increased on January 1 of each fiscal year beginning with fiscal year ending December 31, 2027, in an amount equal to the least of (a) a number of shares of Common Stock equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year, or (b) such number of shares of Common Stock determined by the Plan Administrator no later than the last day of the immediately preceding fiscal year.

Shares issuable under the 2026 Plan may be authorized but unissued, or reacquired shares of Company Common Stock.

If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program (as described below), or, with respect to restricted stock, RSUs, or performance awards granted under the 2026 Plan, is forfeited to or repurchased due to failure to vest, the unpurchased shares of Common Stock (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased Shares) will become available for future grant or sale under the 2026 Plan. With respect to stock appreciation rights granted under the 2026 Plan, only the net shares actually issued will cease to be available under the 2026 Plan and all remaining shares of Common Stock under stock appreciation rights will remain available for future grant or sale under the 2026 Plan. Shares of Common Stock that actually have been issued under the 2026 Plan under any award will not be returned to the 2026 Plan; except if shares of Common Stock issued pursuant to awards of restricted stock, RSUs, or performance awards are repurchased or forfeited due to failure to vest, such shares of Common Stock will become available for future grant under the 2026 Plan. Shares of Common Stock withheld to pay the exercise price of an award or satisfy the tax liabilities or withholding obligations related to an award will not become available for future grant under the 2026 Plan. To the extent an award is paid out in cash rather than shares of Common Stock, such cash payment will not result in a reduction in the number of shares of Common Stock available for issuance under the 2026 Plan. However, subject to the adjustment provisions in the 2026 Plan, the maximum number of shares of Common Stock that may be issued upon exercise of any incentive stock options granted under the 2026 Plan will equal to the maximum number of shares of Common Stock described in the immediately preceding paragraph plus any shares of Common Stock that become available as described above in this paragraph to the extent permitted by Section 422 of the Code.

If any dividend or other distribution (whether in cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares of Common Stock or other Company securities, or other change in our corporate structure affecting the Shares, occurs (other than any ordinary dividends or other ordinary distributions), the administrator of the 2026 Plan, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2026 Plan, will adjust the number and class of shares that may be delivered under the 2026 Plan; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the 2026 Plan.

Certain Limitations

Non-Employee Directors Limits

Non-employee members of the Board will be eligible to receive all types of awards (except for incentive stock options) under the 2026 Plan. The 2026 Plan provides that in any fiscal year of the Company, no such non-employee director may be granted equity awards (including awards under the 2026 Plan) (the value of which will be based on their grant date fair value determined in accordance with GAAP) and be provided any cash retainers or fees that, in the aggregate, exceed $100,000, provided that in the Company’s fiscal year of the individual’s initial service as a non-employee director, such amount is increased to $200,000. Any equity awards or other compensation provided to an individual for his or her services as an employee or a consultant (other than as a non-employee director) will not count toward this limit. This maximum limit provision does not reflect the intended size of any potential grants or a commitment to make grants to the outside directors under the 2026 Plan in the future.

Dividends

With respect to any options and stock appreciation rights granted under the 2026 Plan, until the shares of Common Stock are issued, participants will have no rights to receive dividends or any other rights as a stockholder with respect to the underlying shares of Common Stock subject to such award. Further, no adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued under an option or stock appreciation right award, except as otherwise provided in the 2026 Plan.

During any applicable period of restriction, participants holding shares of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such shares, unless the administrator provides otherwise; provided, however, that any such dividends or distributions payable with respect to such shares will be subject to the same vesting criteria and forfeitability provisions as the shares of restricted stock with respect to which they were paid.

With respect to awards of RSUs and performance awards, until the shares of Common Stock are issued, participants will have no rights to receive dividends or any other rights as a stockholder with respect to the Shares subject to such award, unless determined otherwise by the administrator; provided, however, that any such dividends or distributions that the administrator determines will be payable with respect to such shares of Common Stock will be subject to the same vesting criteria and forfeitability provisions as the shares of Common Stock subject to such award with respect to which they were paid.

Award Terms and Conditions

The 2026 Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, RSUs and performance awards. A brief summary of certain terms of the 2026 Plan based on award type follows.

Stock Options

Each award of options will be evidenced by an award agreement that sets forth various terms of the award that the administrator determines in accordance with the 2026 Plan provisions. The exercise price per share of options granted under the 2026 Plan generally must be equal to at least 100% of the fair market value of a share of Common Stock on the date of grant. Under the 2026 Plan, unless the administrator determines otherwise, the fair market value of a share of Common Stock generally refers to the closing sales price of a share of Common Stock on the Nasdaq Capital Market as of the date of determination.

The term of an option award may not exceed 10 years. With respect to any participant who owns more than 10% of the voting power of all classes of the stock of the Company (or any of its parent’s or subsidiary’s outstanding stock), the term of an incentive stock option granted to such participant must not exceed five years and the exercise price per share of an incentive stock option must equal at least 110% of the fair market value of a share on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, check, promissory note (to the extent permitted by applicable laws), certain shares of Common Stock, cashless exercise, net exercise or sell-to-cover transaction, as well as other types of consideration permitted by applicable law.

After the cessation of service of an employee, director or consultant, such participant may exercise his or her option for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the vested portion of the option generally will remain exercisable for 6 months, and in all other cases, the vested portion of the option generally will remain exercisable for three months following the cessation of such service. An option, however, may not be exercised later than the expiration of its term.

Stock Appreciation Rights

An award of stock appreciation rights allows the recipient to receive the appreciation in the fair market value of the underlying shares of Common Stock between the exercise date and the date of grant. Each award of stock appreciation rights will be evidenced by an award agreement that sets forth various terms of the award that the administrator determines in accordance with the 2026 Plan provisions. The exercise price per share of stock appreciation rights granted under the 2026 Plan generally must be equal to at least 100% of the fair market value of a share of Common Stock on the date of grant. The term of a stock appreciation right award may not exceed 10 years. Any payment upon exercise of a stock appreciation right award, at the administrator’s discretion, may be in cash, shares of Common Stock or a combination of both.

After the cessation of service of an employee, director or consultant, such participant may exercise his or her stock appreciation right award for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the vested portion of the award generally will remain exercisable for 6 months, and in all other cases, the vested portion of the award generally will remain exercisable for three months following the cessation of such service. An award of stock appreciation rights, however, may not be exercised later than the expiration of its term.

Restricted Stock

Awards of restricted stock are grants of shares of Common Stock that may have vesting requirements or other terms and conditions established by the administrator. Restricted stock also may be issued upon early exercise of an option award. Each award of restricted stock will be evidenced by an award agreement that sets forth various terms of the award that the administrator determines in accordance with the 2026 Plan provisions. The administrator may impose whatever restrictions on transferability, forfeiture provisions or other restrictions or vesting conditions (if any) it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us). The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights with respect to such shares of Common Stock upon grant, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to forfeiture.

Restricted Stock Units

Each RSU is a bookkeeping entry representing a right with respect to a share of Common Stock following satisfaction of all applicable requirements by delivery of one share of Common Stock, or cash equal to the fair market value of one share of Common Stock on the settlement date, in the administrator’s discretion. Each award of RSUs will be evidenced by an award agreement that sets forth various terms of the award that the administrator determines in accordance with the 2026 Plan provisions. The administrator may set the vesting criteria of an RSU award based upon the achievement of company-wide, divisional, business unit, or individual goals or requirement (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. Notwithstanding the foregoing, the administrator, in its sole discretion, may reduce or waive any vesting criteria under the RSUs. All RSUs that are unearned or unvested as of the date set forth in the applicable award agreement will be forfeited.

Performance Awards

Performance awards are awards that may be earned in whole or in part on the attainment of performance goals or other vesting criteria that the administrator may determine, and that may be denominated in cash or stock and settled in cash, securities, or a combination thereof. Each performance award granted under the 2026 Plan will be evidenced by an award agreement that sets forth various terms of the award that the administrator determines in accordance with the 2026 Plan provisions. Each performance award will have an initial value that is determined by the administrator. The administrator may set the vesting criteria of a performance award based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion, and may set any time period during which any applicable performance objectives or other vesting criteria will be measured. Notwithstanding the foregoing, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions under the performance award. The administrator, in its sole discretion, may pay earned performance awards in the form of cash, shares of Common Stock, or a combination of both. All performance awards that are unearned or unvested as of the date set forth in the applicable award agreement will be forfeited.

Non-Transferability of Awards

Unless the administrator provides otherwise, the 2026 Plan generally will not allow for the transfer of awards other than by will or the laws of descent and distribution, and only the participant holding an award may exercise the award during such participant’s lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Dissolution or Liquidation

If there is a proposed liquidation or dissolution of the Company, the administrator will notify participants as soon as practicable before the effective date of such event. Each award, to the extent that it has not been previously exercised will terminate immediately before the consummation of such event.

Merger or Change in Control

The 2026 Plan provides that in the event of the Company’s merger with or into another corporation or a change in control, as defined in the 2026 Plan, each outstanding award will be treated as the administrator determines (subject to the provisions of the following paragraph), without a participant’s consent. The administrator may, without limitation, provide that awards granted under the 2026 Plan may be (i) assumed, or substantially equivalent awards substituted, (ii) terminated upon or immediately prior to the merger or change in control, (iii) vest and become exercisable or payable and, to the extent the administrator determines, terminated upon or immediately prior to the merger or change in control, (v) terminated in exchange for cash, other property or other consideration, or (vi) treated in any combination of the foregoing. The administrator is not required to treat all awards, all awards held by a participant, all portions of awards, or all awards of the same type, similarly.

If a successor (or an affiliate thereof) does not assume or substitute for an award (or portion thereof), then such award (or its applicable portion) will fully vest, all restrictions on such award (or its applicable portion) will lapse, all performance goals or other vesting criteria applicable to such award (or its applicable portion) will be deemed achieved at 100% of target levels and such award (or its applicable portion) will become fully exercisable, if applicable, for a specified period before the transaction, in each case unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator, if an option or stock appreciation right (or a portion of such award) is not assumed, substituted or continued, the administrator will notify the participant that such option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.

Awards granted to a non-employee member of our Board while such individual was a non-employee director will fully vest upon a merger of the Company with or into another corporation or other entity or a change in control, provided that the participant’s status as a director is terminated other than upon a voluntary resignation by the participant (unless that resignation is at the request of the acquirer) following the assumption or substitutions of the award in such merger or change in control, and such participant will have the right to exercise options and stock appreciation rights as to all shares of Common Stock underlying such awards, all restrictions on such awards will lapse, and all performance goals or other vesting criteria applicable to such awards will be deemed achieved at 100% of target levels, unless specifically provided otherwise under the applicable award agreement or other written agreement with the non-employee director authorized by the administrator. Awards granted to our non-employee directors under our outside director compensation policy provide for single-trigger accelerated vesting on continued service through closing of a change in control, which effectively supersedes this plan provision.

Forfeiture and Clawback

All awards will be subject to the clawback policy that the Company adopted to comply with the Nasdaq listing standards. The administrator also may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to clawback upon the occurrence of certain specified events. The administrator may require a participant to forfeit or return to the Company or reimburse the Company for all or a portion of the award and any amounts paid under the award in order to comply with any clawback policy of the Company as described in the first sentence of this paragraph or with applicable laws.

Amendment or Termination

The 2026 Plan will become effective upon its approval by the Company’s stockholders at the Annual Meeting, and will continue in effect until the 10-year anniversary of the adoption of the 2026 Plan by the stockholders. In addition, the administrator will have the authority to amend, alter, suspend, or terminate the 2026 Plan or any part of the 2026 Plan, at any time and for any reason, but such action generally may not materially impair the rights of any participant without his or her written consent. The 2026 Plan requires the Company to obtain stockholder approval of any amendment to the 2026 Plan to the extent necessary and desirable to comply with applicable laws.

Plan Benefits

Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive awards under the 2026 Plan. Awards that an employee, member of the Board, or consultant may receive under the 2026 Plan is in the discretion of the administrator and therefore cannot be determined in advance.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2026 Plan. The summary is based on existing U.S. federal income tax laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Options

Options granted under the 2026 Plan may be either “incentive stock options,” within the meaning of Section 422 of the Code, or nonstatutory stock options.

No taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the participant to the alternative minimum tax or may affect the determination of the participant’s alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year). If the participant exercises an incentive stock option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as capital gain or loss. If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date generally is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Any options that do not qualify as incentive stock options are referred to as nonstatutory stock options. No taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of a share of the underlying share on the date of grant is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with the exercise of a nonstatutory stock option by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with a per share exercise price equal to at least the fair market value of a share of the underlying share on the date of grant is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any taxable income recognized in connection with the exercise of a stock appreciation right by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant.

Restricted Stock

No taxable income is reportable when an award of restricted stock is granted to a participant. Instead, the participant will recognize ordinary income in the first taxable year in which the shares underlying the award becomes transferable or no longer subject to a substantial risk of forfeiture at the then fair market value of the shares. However, a participant who is granted a restricted stock award may elect to recognize ordinary income at the time the participant receives shares under the award in an amount equal to the then fair market value of the shares less any amount paid for the shares. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. Any gain or loss recognized upon any later disposition of shares acquired under the restricted stock generally will be treated as capital gain or loss.

Restricted Stock Units, and Performance Awards

A participant generally will not have taxable income at the time an award of RSUs or performance awards are granted. Instead, the participant will recognize ordinary income in an amount equal to the fair market value of shares issued to the participant at the end of the applicable vesting period or, if later, the settlement date of the award. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. Any gain or loss recognized upon any later disposition of shares acquired under the restricted stock units or performance awards generally will be treated as capital gain or loss.

Medicare Surtax

A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2026 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Section 409A

Section 409A of the Code provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2026 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals who are key employees, subject to certain exceptions, Section 409A requires that distributions in connection with his or her separation from service commence no earlier than six months after such separation from service.

If an award granted under the 2026 Plan is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as potential penalties and interest, on such deferred compensation. Certain states such as California have enacted laws similar to Section 409A which impose additional taxes, and potential penalties and interest, on nonqualified deferred compensation arrangements that fail to comply with such state laws. We will also have withholding and reporting requirements with respect to such amounts. The 2026 Plan provides that neither we nor any of our parents or subsidiaries will have any obligation to reimburse, indemnify, or hold harmless a participant in respect of awards granted under the 2026 Plan for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the 2026 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter will be required to adopt the 2026 Plan.

At the Annual Meeting a vote will be taken on a proposal to approve the adoption of the 2026 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF

 THE PROPOSAL TO APPROVE THE ADOPTION OF THE 2026 PLAN.

AUTHORIZATION OF THE

BOARD TO AMEND THE

CHARTER TO EFFECT A REVERSE STOCK SPLIT OF ALL

OUTSTANDING SHARES OF COMMON STOCK

(Proposal No. 4)

Overview

We are seeking stockholder approval of a proposal to authorize the Board to amend the Charter to effect one or more reverse stock splits of all outstanding shares of Common Stock by a ratio in the range of one-for-five (1-for-5) to one-for-twenty (1-for-20), to be determined in the Board’s sole discretion, at any time after approval of such amendment and no later than the one year anniversary of such approval (the “Common Stock Reverse Stock Splits”). The Board has unanimously approved this Proposal No. 4.

As set forth under Nasdaq Listing Rule 5550(a)(2), the minimum bid price requirement for continued listing on the Nasdaq Capital Market is $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). As of the date of this proxy statement, the Company remains in compliance with the Minimum Bid Price Requirement. However, the Board has elected to approve the Common Stock Reverse Stock Splits and this Proposal No. 4 in order to allow the Company, on a go-forward basis, to maintain compliance with the Minimum Bid Price Requirement, including in the event the Company needs to raise additional financing to satisfy Nasdaq’s continued listing requirements. To address the foregoing, we are asking our stockholders to approve this proposal in the event we need to effect one or more reverse stock splits in the next 12 months to satisfy the Minimum Bid Price Requirement.

The exact ratio of the Common Stock Reverse Stock Splits shall be set at a whole number within the above range as determined by our Board in its sole discretion. Our Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Common Stock Reverse Stock Splits in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining how to implement the Common Stock Reverse Stock Splits following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Common Stock Reverse Stock Splits on the trading market for our Common Stock;

●	our ability to have our shares of Common Stock remain listed on The Nasdaq Capital Market;

●	the number of shares of Common Stock needed to reserve for issuance upon exercise and conversion of all outstanding convertible securities;

●	the anticipated impact of the Common Stock Reverse Stock Splits on our ability to raise additional financing; and

●	prevailing general market and economic conditions.

Each Common Stock Reverse Stock Split will become effective upon filing of a certificate of change to the Charter with the Secretary of State of the State of Nevada pursuant to NRS 78.2055 (the “Certificate of Change”). The Certificate of Change filed thereby will set forth the number of shares of Common Stock to be combined into one share of Common Stock, within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each holder of our shares of Common Stock will hold the same percentage of outstanding shares of Common Stock immediately following the Common Stock Reverse Stock Split as such stockholder holds immediately prior to the Common Stock Reverse Stock Split.

The text of the form of the Certificate of Change, which would be filed with the Secretary of State of the State of Nevada to effect a Common Stock Reverse Stock Split, pursuant to NRS 78.2055 is substantially as set forth in Appendix B. The text of such form of Certificate of Change accompanying this Proxy Statement is, however, subject to modification to reflect the exact ratio for the Common Stock Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Nevada or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Common Stock Reverse Stock Split.

The Board believes that approval of the Certificate of Change to effect the Common Stock Reverse Stock Splits is in the best interests of the Company and our stockholders and has unanimously recommended that such proposal be presented to our stockholders for approval.

Board Requirement to Implement the Common Stock Reverse Stock Splits

If this Proposal No. 4 is approved, the Common Stock Reverse Stock Splits will be implemented, if at all, at the Board’s sole discretion and with an exchange ratio determined by the Board as described above. Such determination shall be based upon certain factors, including, but not limited to, the need to comply with the Minimum Bid Price Requirement, the historical trading price and trading volume of shares of Common Stock, the then prevailing trading price and trading volume of shares of Common Stock and the anticipated impact of the Reverse Stock Splits on the trading market for shares of Common Stock, our ability to have shares of Common Stock remain listed on the Nasdaq Capital Market, the number of authorized and unissued shares of Common Stock available, the anticipated impact of the Common Stock Reverse Stock Splits on our ability to raise additional financing, and prevailing general market and economic conditions. No further action on the part of stockholders would be required to either implement or not implement the Common Stock Reverse Stock Splits. If our stockholders approve this Proposal No. 4, we will communicate to the public, prior to the Effective Date (as defined below), additional details regarding the Common Stock Reverse Stock Splits, including the specific ratio selected by the Board.

Effective Date

If this Proposal No. 4 is approved by our stockholders, the Board will have sole and absolute discretion to determine the ratio of the Common Stock Reverse Stock Splits to be implemented and the time and date of the filing of the Certificate of Change to effect any Common Stock Reverse Stock Split. If the Board determines to implement any Common Stock Reverse Stock Split after receipt of stockholder approval, we will file the proposed Certificate of Change with the Secretary of State of the State of Nevada on such date as the Board determines to be the appropriate effective date for the Common Stock Reverse Stock Split. Unless the Board determines otherwise, each Common Stock Reverse Stock Split will become effective, as of 5:30 p.m. Eastern Time on the date of filing of such Certificate of Change (the “Effective Date”). Except as explained below with respect to fractional shares, each issued and outstanding share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock, based on the exchange ratio within the approved range determined by the Board and set forth in the Certificate of Change.

Purposes of the Reverse Stock Splits

The primary purpose for the Common Stock Reverse Stock Splits is based on the Board’s belief that the Common Stock Reverse Stock Splits will be necessary to maintain the listing of shares of Common Stock on the Nasdaq Capital Market. The Board believes that the Common Stock Reverse Stock Splits could also improve the marketability and liquidity of the Common Stock.

Maintain our listing on the Nasdaq Capital Market. Our Common Stock is traded on the Nasdaq Capital Market. The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from the Nasdaq Capital Market based on any potential failure to comply with the Minimum Bid Price Requirement. Delisting our Common Stock could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board, OTC Markets and the Pink Sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that, in the event the Minimum Bid Price Requirement is not met, the Reverse Stock Splits are an effective means for us to comply with such requirement and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

Improve the marketability and liquidity of the Common Stock. If this proposal is approved by the stockholders at the Annual Meeting and any Common Stock Reverse Stock Split is implemented, we also believe that the increased market price of our Common Stock expected as a result of implementing such Common Stock Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Common Stock Reverse Stock Splits could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. The Common Stock Reverse Stock Splits could also help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed Common Stock Reverse Stock Splits given the reduced number of shares of Common Stock that would be outstanding after the Common Stock Reverse Stock Splits.

For the above reasons, we believe that the Common Stock Reverse Stock Splits will help us maintain compliance with the Minimum Bid Price Requirement and, as a result, could also improve the marketability and liquidity of our Common Stock, is in the best interests of the Company and our stockholders.

Risks of the Common Stock Reverse Stock Splits

We cannot assure you that the proposed Common Stock Reverse Stock Splits will increase our stock price and have the desired effect of compliance with the Minimum Bid Price Requirement. The Board expects that the Common Stock Reverse Stock Splits, if approved and implemented, if the Board deems them necessary, will increase the market price of our Common Stock so that we are able to comply with the Minimum Bid Price Requirement. However, the effect of the Common Stock Reverse Stock Splits upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

It is possible that the per share price of our Common Stock after the Common Stock Reverse Stock Splits will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Common Stock Reverse Stock Splits, and the market price per post-Common Stock Reverse Stock Splits share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Common Stock Reverse Stock Splits may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Common Stock Reverse Stock Splits, the market price of our Common Stock may decrease due to factors unrelated to the Common Stock Reverse Stock Splits. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If any Common Stock Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Common Stock Reverse Stock Split. Even if the market price per post-Common Stock Reverse Stock Splits share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The Common Stock Reverse Stock Splits may decrease the liquidity of our Common Stock. The liquidity of our Common Stock may be harmed by the Common Stock Reverse Stock Splits given the reduced number of shares of Common Stock that would be outstanding after the Common Stock Reverse Stock Splits, particularly if the stock price does not increase as a result of the Common Stock Reverse Stock Splits. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Common Stock Reverse Stock Splits to have any anti-takeover effects.

Principal Effects of the Common Stock Reverse Stock Splits

Common Stock. If this proposal is approved by the stockholders at the Annual Meeting and any Common Stock Reverse Stock Split is implemented, subject to the conditions set out in this Proposal No. 4, the Company will file a Certificate of Change with the Secretary of State of the State of Nevada. Except for adjustments that may result from the treatment of fractional shares as described below, each issued and outstanding share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, (i) our equity incentive plans, and (ii) the number of shares of Common Stock issuable under, and the exercise prices of, our outstanding convertible and exercisable securities.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Common Stock Reverse Stock Splits would apply to all issued shares of our Common Stock, the Common Stock Reverse Stock Splits would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of any Common Stock Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our Common Stock immediately after the Common Stock Reverse Stock Split. Moreover, the number of stockholders of record of shares of Common Stock will not be affected by the Common Stock Reverse Stock Splits. The Certificate of Change itself would not change the number of authorized shares of our Common Stock or the par value of the Common Stock. The Common Stock Reverse Stock Splits will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Common Stock Reverse Stock Splits (other than pursuant to the terms of anti-dilution features in outstanding securities), these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

●	raising capital to fund our operations and to continue as a going concern;

●	establishing strategic relationships with other companies;

●	providing equity incentives to our employees, officers or directors; and

●	expanding our business or product lines through the acquisition of other businesses or products.

While the Common Stock Reverse Stock Splits will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the primary purpose of the Common Stock Reverse Stock Splits is to increase our stock price in order to comply with the Minimum Bid Price Requirement in the event such requirement is not satisfied.

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. We currently do not have any equity incentive plan. If Proposal No. 3 is approved, pursuant to the terms of the 2026 Plan, the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the 2026 Plan, the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the 2026 Plan to equitably reflect the effects of the Common Stock Reverse Stock Splits if any of such Common Stock Reverse Stock Split is effected after the 2026 Plan takes effect. Based upon the Common Stock Reverse Stock Splits ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise or conversion prices, as applicable, and the number of shares of Common Stock issuable upon the exercise or conversion, as applicable, of outstanding convertible or exchangeable securities that may entitle the holders thereof to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such outstanding convertible or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Common Stock Reverse Stock Splits as was the case immediately preceding the Common Stock Reverse Stock Splits. The number of shares of Common Stock subject to restricted stock awards and restricted stock units will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the Common Stock Reverse Stock Splits ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

Listing. Our shares of Common Stock currently trade on the Nasdaq Capital Market. The Common Stock Reverse Stock Splits will directly affect the listing of our Common Stock on the Nasdaq Capital Market, and we believe that the Common Stock Reverse Stock Splits could potentially increase our stock price, facilitating compliance with the Minimum Bid Price Requirement. Following the Common Stock Reverse Stock Splits, we intend for our Common Stock to continue to be listed on the Nasdaq Capital Market under the symbol “LHAI”, subject to our ability to continue to comply with Nasdaq rules, although our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status. Our Common Stock is currently registered under Sections 12(b) and 12(g) of the Exchange Act, and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Common Stock Reverse Stock Splits will not affect our status as a public company or this registration under the Exchange Act. The Common Stock Reverse Stock Splits is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following any Common Stock Reverse Stock Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following such Common Stock Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Charter presently authorizes 100,000,000 shares of Common Stock and 1,000,000 shares of blank check preferred stock, par value $0.001 per share. The Common Stock Reverse Stock Splits would not change the number of authorized shares of Common Stock or the par value per share of Common Stock, although the Common Stock Reverse Stock Splits would decrease the number of issued and outstanding shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Nevada law, and Nasdaq rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Common Stock Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Common Stock Reverse Stock Splits are not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

We will not issue fractional shares as a result of any Common Stock Reverse Stock Split. To the extent any holders of pre-Common Stock Reverse Stock Split shares of Common Stock are entitled to fractional shares of Common Stock as a result of the Common Stock Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares of Common Stock.

No Dissenters’ Rights

Under Nevada law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Common Stock Reverse Stock Splits, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Common Stock Reverse Stock Splits. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Common Stock Reverse Stock Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes, or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Common Stock Reverse Stock Splits.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE COMMON STOCK REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Common Stock are urged to consult their tax advisors regarding the U.S. tax consequences of the Common Stock Reverse Stock Splits.

The Company intends for the transaction to qualify as a ‘‘reorganization’’ within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and the remainder of the disclosure assumes it will so qualify. However, the Company has not sought and will not seek any ruling from the IRS regarding any matters relating to the transaction, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a contrary position, in which case the consequences of the transaction could be materially different from those described herein.

Provided that the Common Stock Reverse Stock Split qualifies as a “reorganization,” and except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Common Stock Reverse Stock Split shares of Common Stock for post-Common Stock Reverse Stock Split shares of Common Stock pursuant to the Common Stock Reverse Stock Split. The aggregate adjusted basis of the post-Common Stock Reverse Stock Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Common Stock Reverse Stock Split shares of Common Stock will include the period during which the stockholder held the pre-Common Stock Reverse Stock Split shares of Common Stock surrendered.

Accounting Consequences

Following the Effective Date of each Common Stock Reverse Stock Split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Common Stock Reverse Stock Splits.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our Common Stock outstanding before the Common Stock Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Common Stock Reverse Stock Split. All shares of Common Stock underlying options, warrants, preferred stock and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, VStock Transfer, LLC, will act as the exchange agent for purposes of exchanging stock certificates subsequent to each Common Stock Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Common Stock Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with the Common Stock Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Common Stock Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Common Stock Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of the Common Stock Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Common Stock Reverse Stock Split shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon each Common Stock Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Common Stock Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Common Stock Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

●	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Common Stock Reverse Stock Split shares of Common Stock in registered book-entry form.

●	If you are entitled to post-Common Stock Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required and Recommendation

Nevada law and our Bylaws provide that a proposal to amend the Charter to effect one or more reverse stock splits of all outstanding shares of Common Stock shall be determined by the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter will be required to approve this Proposal No. 4.

At the Annual Meeting a vote will be taken on a proposal to approve the amendment of the Charter to effect the Common Stock Reverse Stock Splits.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE COMMON STOCK REVERSE STOCK SPLIT.

FUTURE STOCKHOLDER PROPOSALS

In order for a shareholder proposal to be eligible to be included in our Proxy Statement and proxy card for our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), the proposal must be submitted to our Corporate Secretary at our principal offices, on or before March 17, 2027, and concern a matter that may be properly considered and acted upon at the annual meeting in accordance with Rule 14a-8 under the Exchange Act. If we hold our 2026 Annual Meeting more than 30 days before or after July 15, 2027 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act (“Non-Rule 14a-8 Proposals”) in connection with the 2026 Annual Meeting must be received by the Company by May 8, 2027 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company’s proxy related to the 2027 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after May 8, 2027.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this Proxy Statement the information that we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to such information. Information that is incorporated by reference is considered to be part of this Proxy Statement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this Proxy Statement, and will be considered to be a part of this Proxy Statement from the date such information is filed. We have filed with the SEC and incorporate by reference in this Proxy Statement, except as superseded, supplemented or modified by this Proxy Statement, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 26, 2026, as amended on May 19, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 13, 2026, as amended on June 1, 2026; and

●	our Current Report on Form 8-K filed with the Commission on January 21, 2026 and May 13, 2026.

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the Annual Meeting (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this Proxy Statement is deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this Proxy Statement is delivered, including any beneficial owner, a copy of the 2025 Annual Report, including exhibits. For other documents incorporated by reference herein, we will provide, without charge, to each person to whom a copy of this Proxy Statement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of such documents, including exhibits. Requests should be directed to:

Linkhome Holdings Inc.

17901 Von Karman Ave ,Ste 450

Irvine, CA 92614

(800) 680-9158

ir@linkhome.com

Copies of these filings are also available on our website at https://ir.linkhome.com/sec-filings.

Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof.

*************

It is important that the proxies be returned promptly and that your shares of Common Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

June 22, 2026	By Order of the Board of Directors,

/s/ Zhen “Bill” Qin
Zhen “Bill” Qin
Chairman of the Board of Directors Chief Executive Officer

Appendix A

LINKHOME HOLDINGS INC.

2026 Equity Incentive Plan

1. Purposes of the Plan. The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2. Definitions. As used herein, the following definitions will apply:

2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7 “Clawback Policy” has the meaning set forth in Section 24.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

2.10 “Common Stock” means the common stock of the Company, par value $0.001 per share.

2.11 “Company” means Linkhome Holdings Inc., a Nevada corporation, or any successor thereto.

2.12 “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.13 “Director” means a member of the Board.

2.14 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.15 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.16 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.17 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.18 “Fair Market Value” means, as of any date, the fair market value determined consistent with the requirements of Code Sections 422 and 409A, the value of Common Stock determined as follows:

(a) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) in the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.19 “Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

2.20 “Fiscal Year” means the fiscal year of the Company.

2.21 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.22 “Legal Representative” has the meaning set forth in Section 6.6.4.

2.23 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.24 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.25 “Option” means a stock option granted pursuant to the Plan.

2.26 “Outside Director” means a Director who is not an Employee.

2.27 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.28 “Participant” means the holder of an outstanding Award.

2.29 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.

2.30 “Performance Period” has the meaning set forth in Section 10.1.

2.31 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.32 “Person” has the meaning set forth in Section 2.6(a).

2.33 “Plan” means this Linkhome Holdings Inc. 2026 Equity Incentive Plan, as may be amended from time to time.

2.34 “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

2.35 “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.36 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.37 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.38 “Section 16b” means Section 16(b) of the Exchange Act.

2.39 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.40 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.41 “Service Provider” means an Employee, Director or Consultant.

2.42 “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

2.43 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

2.44 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.45 “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.46 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Stock Subject to the Plan.

3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 of the Plan and the automatic increase set forth in Section 3.2 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to 2,434,500 Shares.

In addition, Shares may become available for issuance under Sections 3.2 and 3.3 of the Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2 Automatic Share Reserve Increase. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with December 31, 2027, in an amount equal to the least of (a) a number of Shares equal to five percent (5%) of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, or (b) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.

3.3 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1.

3.4 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

4.1 Procedure.

4.1.1 Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan. The Compensation Committee of the Board initially will be the Administrator of the Plan.

4.1.2 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3 Other Administration. Other than as provided above, the Plan will be administered by (i) the Board or (ii) a Committee, which Committee will be constituted to comply with Applicable Laws.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a) to determine the Fair Market Value;

(b) to select the Service Providers to whom Awards may be granted hereunder;

(c) to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;

(d) to approve forms of Award Agreements for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(f) to institute and determine the terms and conditions of an Exchange Program, including, subject to Section 20.3, to unilaterally implement an Exchange Program without the consent of the applicable Award holder;

(g) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;

(i) to modify or amend each Award (subject to Section 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);

(j) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 16;

(k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(l) temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes;

(m) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(n) to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such Options will be treated as nonstatutory stock options. For purposes of this Section 6.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

6.4 Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.5 Option Exercise Price and Consideration.

6.5.1 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3 Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

6.6 Exercise of Option.

6.6.1 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. The Administor shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6.2 Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3 Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of such cessation, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable) to the extent the Option is vested on such date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of such cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.4 Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.5 Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or

(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2 Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

7.3 Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.6 relating to exercise also will apply to Stock Appreciation Rights.

7.6 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8.2 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.

8.3 Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.5 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7 Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

9.1 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

9.5 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Awards.

10.1 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2 Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5 Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11. Outside Director Award Limitations. No Outside Director may be granted, in any Fiscal Year, equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in the aggregate, exceed $100,000, provided that such amount is increased to $200,000 in the Fiscal Year of such individual’s initial service as an Outside Director. Any Awards granted or other compensation provided to an individual (a) for such individual’s services as an Employee, or for such individual’s services as a Consultant (other than as an Outside Director), or (b) prior to the Registration Date, will be excluded for purposes of this Section 11.

12. Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6.4), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

15.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3.

15.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

15.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or successor corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the acquiring or successor corporation (or an affiliate thereof) does not assume the Award (or portion thereof) as described below or substitute for the Award (or portion thereof) as described above, then the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, or Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 15.3 and Section 15.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section 15.3 will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

15.4 Outside Director Awards. With respect to Awards granted to an Outside Director, while such individual was an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.

16. Tax Withholding.

16.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

16.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, free from any liability or claim under the Plan.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Effective Date; Term of Plan. The Plan shall become effective when adopted by the Board, but no Option granted under the Plan may be exercised, and no shares of Common Stock shall be issued under the Plan or pursuant to any Agreement, until the Plan is approved by the stockholders of the Company. The Plan shall terminate upon the earliest of: (i) the tenth (10th) anniversary of such date; (ii) the failure of the stockholders of the Company to approve the 2026 Plan within twelve (12) months of such date.

20. Amendment and Termination of the Plan.

20.1 Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.

20.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

21.1 Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

21.2 Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The amendment and restatement of the Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the amendment and restatement is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as an employee and/or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, or return to the Company, or reimburse the Company for, all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

25. Choice of Law. The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

Appendix B

INSTRUCTIONS: 1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID). 2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change. 3. Indicate the number of authorized shares and par value, if any of each class or series after the change. 4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series. 5. Indicate provisions, if any, regarding fractional shares that are affected by the change. 6. NRS required statement. 7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed. 8. Must be signed by an Officer. Form will be returned if unsigned. Name of entity as on file with the Nevada Secretary of State: Linkhome Holdings Inc. Entity or Nevada Business Identification Number (NVID): NV20232942160 1. Entity Information: The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 100,000,000 shares of Common Stock, par value $0.001 per share 1,000,000 shares of Preferred Stock, par value $0.001 per share 2. Current Authorized Shares: The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 100,000,000 shares of Common Stock, par value $0.001 per share 1,000,000 shares of Preferred Stock, par value $0.001 per share 3. Authorized Shares After Change: The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: One share of Common Stock will be issued to each record holder after the change for every [ ] shares held by such holder immediately prior to the change. 4. Issuance: The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby : Any fractional share of Common Stock that would otherwise result from the change will be rounded up to the nearest whole share. 5. Provisions: The required approval of the stockholders has been obtained. 6. Provisions: Date: Time: (must not be later than 90 days after the certificate is filed) 7. Effective date and time: (Optional) X Signature of Officer Title Date 8. Signature: (Required) FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form. Page 1 of 1 Revised: 8/1/2023 Certificate of Change Pursuant to NRS 78.209 TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

B-1

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Annual Meeting of Stockholders - Linkhome Holdings Inc.

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THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" ALL LISTED PROPOSALS.

1A. Zhen "Bill" Qin	☐ FOR	☐ AGAINST	☐ ABSTAIN
1B. Na Li	☐ FOR	☐ AGAINST	☐ ABSTAIN
1C. Xiaoyu Li	☐ FOR	☐ AGAINST	☐ ABSTAIN
1D. Minghui Sun	☐ FOR	☐ AGAINST	☐ ABSTAIN
1E. Xin Liu	☐ FOR	☐ AGAINST	☐ ABSTAIN
1F. Leung Tsz Kan	☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

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This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders — July 15, 2026

The undersigned hereby appoints Bill Qin, as proxy with full power of substitution, to represent and vote as set forth herein all the common shares of Linkhome Holdings Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof, as designated below.

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